Exhibit 10.63

FIRST AMENDMENT
TO
PLACEMENT AGENCY AGREEMENT

This First Amendment (“First Amendment”) to the Placement Agency Agreement dated as of February 13, 2004 (the “Agreement”) is by and between MFIC Corporation, a Delaware corporation (“Company”) and Casimir Capital L.P., a Delaware corporation (“Placement Agent”).  Terms not defined herein shall have the meanings ascribed thereto in the Agreement.

The parties have agreed to amend Section 3(d) of the Agreement by striking the words “eight percent (8%)” and inserting in place thereof “seven percent (7%)”.

The Agreement, as amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives as of this        day of March, 2004.

MFIC CORPORATION

By:
Irwin J. Gruverman, Chairman and Chief Executive Officer

CASIMIR CAPITAL L.P.

By:
Matthew R. McGovern, Managing Director